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                                  EXHIBIT 10.4




                                 GIANT FOOD INC.

                     Supplemental Deferred Compensation Plan
                              (as of March 19, 1984)
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                                TABLE OF CONTENTS


ARTICLE 1         DECLARATION

                  1.1  Purpose
                  1.2  Form of Plan

ARTICLE 2         DEFINITIONS

                  2.1  Actuary
                  2.2  Actuarial Equivalent
                  2.3  Board
                  2.4  Company
                  2.5  Early Retirement Date
                  2.6  Earnings
                  2.7  Executive Retirement Benefit
                  2.8  Final Average Earnings
                  2.9  Fund A
                  2.10 Participant
                  2.11 Plan
                  2.12 Primary Social Security Benefit
                  2.13 Restated Retirement Plan

ARTICLE 3         BENEFITS

                  3.1  Executive Retirement Benefit
                  3.2  Executive Early Retirement Benefit
                  3.3  Delayed Retirement
                  3.4  Executive Disability Retirement Benefit
                  3.5  Reduction for Service
                  3.6  Form of Benefit

ARTICLE 4         ADMINISTRATION

                  4.1  Responsibility for Administration
                  4.2  Powers and Duties
                  4.3  Delegation of Authority
                  4.4  Limitation of Liability

ARTICLE 5         AMENDMENT


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ARTICLE 6         MISCELLANEOUS

                  6.1  No Guarantee of Employment
                  6.2  No Assignment
                  6.3  Payment to Incompetents
                  6.4  Noncompetition
                  6.5  Termination for Cause
                  6.6  Governing Law
                  6.7  Number


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                                    ARTICLE I
                                   DECLARATION


1.1 Purpose. The Supplemental Deferred Compensation Plan of Giant Food Inc. is established as a means of providing retirement benefits to a select group of executives and key employees of Giant Food Inc. who were in the employ of the Company on April 29, 1976 and who are identified in the Board of Directors minutes dated April 29, 1976.

1.2 Form of Plan. This plan has been established and shall be maintained as an unfunded nonqualified form of executive deferred compensation in accordance with Sections 201(a), 301(a)and 401(a)(1)of the Employee Retirement Income Security Act of 1974.


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                                    ARTICLE 2
                                   DEFINITIONS

The terms defined in this Article 2 shall, for all purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires.

2.1 "Actuary" shall mean an enrolled actuary under the Employee Retirement Income Security Act of 1974, appointed and compensated by the Company.

2.2 "Actuarial Equivalent" shall mean a benefit of equivalent value when computed on the basis of mortality and interest rate assumptions recommended by the Actuary and approved and adopted by the Board.

2.3   "Board" shall mean the Board of Directors of the Company.

2.4   "Company" shall mean Giant Food Inc.

2.5 "Early Retirement Date" shall mean the date payments commence upon Early Retirement before age 65.

2.6 "Earnings" shall mean a Participant's annual compensation, including base pay and bonus.

2.7 "Executive Retirement Benefit" shall have the meaning set forth in Article 3, Section 3.1.

2.8 "Final Average Earnings" shall mean the average annual Earnings paid to a Participant during the last sixty (60) consecutive months of employment.

2.9 "Fund A" shall mean the fund maintained as one of the investment options in the Giant Food Inc. Profit Sharing and Thrift Plan.

2.10 "Participant" shall mean an executive selected at the discretion of the Board.

2.11 "Plan" shall mean Giant food Inc. Supplemental Deferred Compensation Plan, as amended from time to time.

2.12 "Primary Social Security Benefit" shall mean the benefit payable under Title II of the Social Security Act. If a Participant retires earlier than age 65, as provided in Article 3.2 the Primary Social Security Benefit to be used in determining the Executive Early Retirement Benefit is the amount that would be payable at age 65, based on the provisions of the Federal Social Security Act in effect on the Early Retirement Date assuming zero Earnings from Early Retirement Date to age 65.

2.13 "Restated Retirement Plan" shall mean the Giant Food Inc. Restated Retirement Plan as of


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      May 1, 1983.

2.14 "Long Term Disability Plan" is that plan for partial income payments in cases of total disability supplied by Giant Food Inc. to its executive and administrative employees through the Prudential Insurance Company of America (Group Policy #G-33446) or such successor plan as may be in existence at the time a Participant becomes disabled.


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                                    ARTICLE 3
                                    BENEFITS

3.1 Executive Retirement Benefit. Upon attainment of age sixty-five (65), a participant shall be entitled to an annual benefit for his life which shall equal sixty percent (60%) of his Final Average Earnings less(a), (b), and (c) below where

      (a) is the life annuity payable at age sixty-five (65) to the Participant under Section 5.01(a)(i) or Section 5.01(b), whichever is applicable, of the Giant Food Inc. Restated Retirement Plan;

      (b) is the life annuity at age sixty-five (65) which is the Actuarial Equivalent of the sum of the Participant's account balances in the Giant Food Inc. Profit Sharing and Thrift Plan and Tax Deferred Savings Plan as of the most recent valuation date in such plan assuming that such Participant contributed six percent (6%) of his compensation (as such term is defined in the Giant Food Inc. Profit Sharing and Thrift Plan) in each year of active service prior to the Amendment of the Plan effective February 1, 1984, and that such Participant contributed six percent (6%) of his compensation (as such term is defined in the Giant Food Inc. Tax Deferred Savings
            Plan) for each year of active service after the amendment of the Profit Sharing and Thrift Plan effective February 1, 1984, during which contributions could have been made and further assuming that such contributions, together with matching Company contributions at the rate of fifty percent (50%) of the Participant's contributions, were credited with annual investment earnings at the rate earned by Fund A; and

      (c) is the annual Primary Social Security Benefit to which the Participant is entitled at age sixty-five (65).

3.2 Executive Early Retirement Benefit. Upon approval of the Board, a participant may retire early provided he is eligible for Early Retirement under the Restated Retirement Plan. In the event a Participant does retire early, an Executive Early Retirement Benefit is payable commencing on the same date as his Early Retirement Benefit is payable from the Restated Retirement Plan. The Executive Early Retirement Benefit is an annual benefit payable for life equal to sixty percent (60%) of Final Average Earnings, reduced by three percent (3%) per year, prorated for months, for every month that Early Retirement Date precedes age 62, less (a), (b) and, if applicable, (c) below, where

      (a) is the life annuity payable at Early Retirement Date to the Participant under Section 5.02(ii) and Section 5.02(b), if applicable, of the Giant Food Inc. Restated Retirement Plan

      (b) is the life annuity at Early Retirement Date which is the Actuarial Equivalent of the sum of the Participant's account balances in the Giant Food Inc. Profit Sharing and Thrift Plan and Tax Deferred Savings Plan as of the most recent valuation date in


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            such plan assuming that such Participant contributed six percent
            (6%) of his compensation (as such term is defined in the Giant Food Inc. Profit Sharing and Thrift Plan) in each year of active service prior to the amendment of the Plan effective February 1, 1984 and that such Participant contributed six percent (6%) of his compensation (as such term is defined in the Giant Food Inc. Tax Deferred Savings Plan)for each year of active service after the amendment of the Profit Sharing and Thrift Plan effective February 1, 1984 during which contributions could have been made and further assuming that such contributions, together with matching Company contributions at the rate of fifty percent (50%) of the Participant's contributions, were credited with annual investment earnings at the rate earned by Fund A; and

      (c) is the annual Primary Social Security Benefit to which the Participant is entitled at age sixty-five (65), and which is deducted after age 65 only.

If an Early Retirement Supplement is payable until age 65 from the Restated Retirement Plan, the same amount of benefit shall be payable from this Plan, commencing at age 65.

3.3 Delayed Retirement. In the event a Participant and the Board mutually agree that the Participant shall continue his employment beyond age sixty-five (65), the benefit to which a Participant shall be entitled on his actual retirement date shall be calculated in accordance with Section
      3.1 of this Article 3 on the basis of the Participant's Final Average Earnings, account balances in the Giant Food Inc. Profit Sharing and Thrift Plan and Tax Deferred Savings Plan and Primary Social Security Benefit on the actual date of his retirement.

3.4 Executive Disability Retirement Benefit. In the event a Participant becomes disabled and receives benefits under the Long Term Disability Plan, the Participant may retire under this Plan upon approval from the Board. The Executive Disability Retirement Benefit is an annual benefit payable until age sixty-five (65), or earlier death, equal to sixty percent (60%) of Final Average Earnings less (a) and (b) below where

      (a) is the benefit payable to the Participant under the Giant Food Inc. Long Term Disability Plan; and

      (b) is the annual Primary Social Security Disability Benefit received by the Participant.

At age sixty-five (65), an Executive Retirement Benefit is payable in accordance with Section 3.1.

3.5 Reduction for Service. If a Participant shall have completed fewer than fifteen (15) years of continuous service, his Executive Retirement Benefit, as determined in Article 3.1, 3.2, or 3.3, as applicable, shall be adjusted by multiplying the benefit before any offsets are applied by a fraction, the numerator of which is the number of the Participant's years of continuous service and denominator of which is fifteen (15).


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3.6   Form of Benefit. A Participant may elect to receive his Executive
      Retirement Benefit determined in accordance with Article 3.1, 3.2 or 3.3, as applicable, in any form which is the Actuarial Equivalent of a life annuity and is approved by the Board; provided, however, that no benefit under this Plan shall be payable as a lump sum.


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                                    ARTICLE 4
                                 ADMINISTRATION


4.1 Responsibility for Administration. The administration of the Plan shall be the responsibility of the Board.

4.2 Powers and Duties. The Board shall have the power and the duty to take all actions necessary and proper to carry out the provisions of this Plan. The determinations of the Board shall be final and binding. The Board's duties shall include the following:

      (a)   to furnish to all Participants, upon request, copies of the Plan;

      (b)   to instruct the Company as to payments to be made under this Plan;

      (c) to make and enforce such rules and regulations as it shall deem proper for the administration of this Plan;

      (d) to interpret the Plan to resolve ambiguities, inconsistencies and omissions;

      (e)   to determine the amount of benefits payable in accordance with
            Article 3 of this Plan: and

      (f) to take whatever actions is necessary in fulfilling the purposes and intent of this Plan.

4.3 Delegation of Authority. The Board may appoint a person or persons to act in the day-to-day administration of the Plan and may delegate such powers and duties as it shall deem proper to a person or persons or a committee of the Board. Such person or persons may or may not be a Participant or a member of the Board.

4.4 Limitation on Liability. Except in circumstances involving bad faith, no member of the Board, or the Chief Executive Officer of the Company, or any person assisting in the Plan administration, shall be personally liable in respect to this Plan, for any act, whether of commission or omission, taken by himself or any other member of the Board, officer, agent or employee of the Company. Any person claiming a benefit under this Plan shall look solely to the Company for redress.


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                                    ARTICLE 5
                                    AMENDMENT

The Company reserves the right from time to time to extend, modify, amend or revise this Plan in such respects as the Board by resolution may deem advisable; provided that no such extension, modification, amendment or revision shall deprive a Participant, or any beneficiary designated by a Participant, of any benefit under this Plan to which such Participant, or beneficiary is then entitled; and further provided that, in the event of amendment of the Plan, each Participant shall be entitled to a benefit no less than his Executive Retirement Benefit accrued to the date of the Plan's amendment based on the Participant's years of continuous service and Final Average Earnings as of the date of the amendment. Such benefit shall be payable at age sixty-five (65).


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                                    ARTICLE 6
                                  MISCELLANEOUS


6.1 No Guarantee of Employment. Nothing contained in this Plan shall be construed or interpreted as granting to any Participant the right to be retained in the service of the Company, or as limiting the right of the Company to control the service or terminate the service of any Participant at any time or for any reason.

6.2 No Assignment. Except to the extent required by law, no benefit hereunder shall be subject to anticipation, alienation, garnishment, sale, pledge, transfer, encumbrance, judgment or damage. Any attempt at such shall authorize the Board to cancel the benefit.

6.3 Payment to Incompetents. If the Board determines that a person entitled to benefits hereunder is incompetent, it may cause benefits to be paid to another person for the use of the Participant or beneficiary, in total discharge of the Plan's obligations. The Board may rely on the opinions of experts in any determinations under this Section 6.3.

6.4   Noncompetition. If the Board finds that a person aged less than sixty-five
      (65) who is potentially entitled to benefits under this Plan has acted or is acting in a manner detrimental to the interests of the Company, it may, in its sole discretion, terminate all further claims, benefits and entitlements of that person under this Plan. Also, payments being made to any person under this Plan may be terminated by the Board if the person entitled to receive such payments engages in any act of competition with the Company, or uses, divulges, furnishes or makes accessible to any person, firm or corporation, any knowledge or information with respect to:

      (a) any confidential, proprietary or secret aspect of the business or any program of the Company; or

      (b) any customers or suppliers lists other information relating to the customers or suppliers of the Company.


6.5 Termination for Cause. Notwithstanding any of the above sections, any Participant whose employment is terminated by way of employer discharge or Participant resignation on account of an admitted or proven dishonest act or disclosure of trade secrets or other sensitive business information by the Participant in connection with employer business affairs shall forfeit all benefits otherwise payable to him under this Plan.

6.6 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Maryland.


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6.7   Number. Wherever used in this Plan, the singular shall include the plural, except where the context clearly requires otherwise.


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                            CERTIFICATE OF RESOLUTION


      I, David B. Sykes, Secretary of GIANT FOOD INC., a Delaware Corporation, hereby certify that the attached is a true copy of a resolution amending the Giant Food Inc. Supplemental Deferred Compensation Plan, passed at a regular meeting of the Board of Directors on the 8th day of September, 1988, in accordance with the Charter and By-Laws of the Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand as Secretary and affixed the corporate seal this 22nd day of September, 1988.


                                    /s/ David B. Sykes
                                    -------------------------
                                        Secretary


[SEAL]


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                                   RESOLUTION


      WHEREAS, Article 5 of the Giant Food Inc. Supplemental Deferred Compensation Plan (the "Plan") gives to Giant Food Inc. the right to amend the Plan.

      WHEREAS, Giant Food Inc. has determined that it is in the best interests of the Participants and of Giant Food Inc. to amend the Plan to provide a death benefit under the Plan, to provide a benefit which restores benefits which will not be payable under the Giant Food Inc. Retirement Plan on account of the $200,000 compensation limit set forth in Internal Revenue Code Section 401(a)(17), and which makes certain other amendments to the Plan which reflect changes in the Retirement Plan and the adoption of the Giant Food Inc. Excess Benefit Plan.

      NOW, THEREFORE, effective May 1, 1988, the Plan is amended as follows:

      (1)   Section 2.10 of the Plan is amended to read as follows:

            2.10 "Participant" shall mean an executive selected at the discretion of the Board to participate in the Plan with respect to the benefits provided in either (i) Article 3 in its entirety, or (ii) Section 3.8 only.

      (2) Article 3 of the Plan is amended and restated in its entirety to read as follows:

                                    ARTICLE 3

                                    BENEFITS

            3.1 Executive Retirement Benefit. Upon attainment of age sixty-five (65), a Participant shall be entitled to an annual benefit for his life which shall equal sixty percent (60%) of his Final Average Earnings less (a), (b), (c), (d) and (e) below where

                  (a) is the life annuity payable at age sixty-five (65) to the Participant under Section 5.01(a)(i) and Section 5.01(a)(ii), if applicable, of the Giant Food Inc. Restated Retirement Plan (determined regardless of the actual method of distribution selected by the Participant to receive his benefits under the Retirement Plan);

                  (b) is the life annuity at age sixty-five (65) which is the Actuarial Equivalent of the sum of the Participant's account balances in the Giant Food Inc. Profit Sharing and Thrift Plan and Tax Deferred Savings Plan as of the most recent valuation date in such plan assuming that such Participant contributed six


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                        percent (6%) of his compensation (as such term is
                        defined in the Giant Food Inc. Profit Sharing and Thrift
                        Plan) in each year of active service prior to the Amendment of the Plan effective February 1, 1984, and that such Participant contributed six percent (6%) of his compensation (as such term is defined in the Giant Food Inc. Tax Deferred Savings Plan) including those contributions necessary to obtain the full Employer's Contribution (as such term is defined in the Giant Food Inc. Tax Deferred Savings Plan) for each year of active service after the amendment of the Profit Sharing and Thrift Plan effective February 1, 1984, during which contributions could have been made and further assuming that such contributions, together with matching Company contributions at the rate of one hundred percent (100%) of the first three percent (3%) of the Participant's contributions, or such lesser amount as provided by the Tax Deferred Savings Plan, were credited with annual investment earnings at the rate earned by Fund A;

                  (c) is the life annuity which is the Actuarial Equivalent of the retirement benefit payable at age sixty-five (65) to the Participant under Section 2.1 of the Giant Food Inc. Excess Benefit Plan;

                  (d) is the life annuity which is the Actuarial Equivalent of the benefits payable under Section 3.8 hereof; and

                  (e) is the annual Primary Social Security Benefit to which the Participant is entitled at age sixty-five (65).

            3.2 Executive Early Retirement Benefit. Upon approval of the Board, a Participant may retire early provided he is eligible for Early Retirement under the Restated Retirement Plan. In the event a Participant does retire early, an Executive Early Retirement Benefit is payable commencing on the same date as his Early Retirement Benefit is payable from the Restated Retirement Plan. The Executive Early Retirement Benefit is an annual benefit payable for life equal to sixty percent (60%) of Final Average Earnings, reduced by three percent (3%) per year, prorated for months, for every month the Early Retirement Date precedes age 62, less (a), (b), (c), and, if applicable, (d) and (e) below, where

                  (a) is the life annuity payable at Early Retirement Date to the Participant under Section 5.02(b)(i) and Section 5.02(b)(ii),


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                        if applicable, of the Giant Food Inc. Restated
                        Retirement Plan;

                  (b) is the life annuity at Early Retirement Date which is the Actuarial Equivalent of the sum of the Participant's account balances in the Giant Food Inc. Profit Sharing and Thrift Plan and Tax Deferred Savings Plan as of the most recent valuation date in such plan assuming that such Participant contributed six percent (6%) of his compensation (as such term is defined in the Giant Food Inc. Profit Sharing and Thrift Plan) in each year of active service prior to the amendment of the Plan effective February 1, 1984, and that such Participant contributed six percent (6%) of his compensation (as such term is defined in the Giant Food Inc. Tax Deferred Savings Plan), including those contributions necessary to obtain the full Employer's Contribution (as such term is defined in the Giant Food Inc. Tax Deferred Savings
                        Plan) for each year of active service after the amendment of the Profit Sharing and Thrift Plan effective February 1, 1984, during which contributions could have been made and further assuming that such contributions, together with matching Company contributions at the rate of one hundred percent (100%) of the first three percent (3%) of the Participant's contributions, or such lesser amount as provided by the Tax Deferred Savings Plan, were credited with annual investment earnings at the rate earned by Fund A;

                  (c) is the life annuity which is the Actuarial Equivalent of the early retirement benefit payable to the Participant under Section 2.1 of the Giant Food Inc. Excess Benefit Plan;

                  (d) is the life annuity which is the Actuarial Equivalent of the benefit payable under Section 3.8 hereof; and

                  (e) is the annual Primary Social Security Benefit to which the Participant is entitled at age sixty-five (65), and which is deducted after age 65 only.

                  If an Early Retirement Supplement is payable until age 65 from the Restated Retirement Plan, the same amount of benefit shall be payable from this Plan, commencing at age 65.

            3.3 Delayed Retirement. In the event a Participant and the Board mutually agree that the Participant shall continue his employment


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                  beyond age sixty-five (65), the benefit to which a Participant shall be entitled on his actual retirement date shall be calculated in accordance with Section 3.1 of this Article 3 on the basis of the Participant's Final Average Earnings, his account balances in the Giant Food Inc Profit Sharing and Thrift Plan and Tax Deferred Savings Plan, his account balance under the Giant Food Inc. Excess Benefit Plan, and his Primary Social Security Benefit on the actual date of his retirement.

            3.4 Executive Disability Retirement Benefit. In the event a Participant becomes disabled and receives benefits under the Long Term Disability Plan, the Participant may retire under this Plan upon approval from the Board. The Executive Disability Retirement Benefit is an annual benefit payable until age sixty-five (65), or earlier death, equal to sixty percent (60%) of Final Average Earnings less (a) and (b) below where

                  (a) is the benefit payable to the Participant under the Giant Food Inc. Long Term Disability Plan; and

                  (b) is the annual Primary Social Security Disability Benefit received by the Participant.

                  At age sixty-five (65), an Executive Retirement Benefit is payable in accordance with Section 3.1.

            3.5   Executive Death Benefit

                  (a) In the event a married Participant who has satisfied the requirements for early retirement under the Restated Retirement Plan dies prior to the date benefits commence under this Plan, his beneficiary shall receive a monthly annuity equal to thirty percent (30%) of the Participant's Final Average Earnings, less (i), (ii),
                        (iii) and (iv) below, where

                        (i) is the death benefit payable to the beneficiary under Article VI of the Restated Retirement Plan;

                        (ii) is a monthly annuity at the Participant's death which is the actuarial equivalent of the Participant's account balances in the Giant Food Inc. Profit Sharing and Thrift Plan and Tax Deferred Savings Plan at the time of his death;


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                        (iii) is the death benefit payable under the Giant Food
                              Inc. Excess Benefit Plan; and

                        (iv) is the annual Primary Social Security Death Benefit received by the Participant's beneficiary.

                  (b) In the event a married Participant who has not satisfied the requirements for early retirement under the Restated Retirement Plan dies prior to the date benefits commence under this Plan, his beneficiary shall receive a monthly annuity which is equal to the survivor annuity portion of a joint and 50 percent survivor annuity which is the actuarial equivalent of a monthly life annuity equal to 60 percent of the Participant's Final Average Earnings. This monthly annuity shall be reduced by the amounts described in subsections (i), (ii), (iii) and (iv) of
                        Section 3.5(a).

                  (c) In the event a Participant (whether or not married) dies prior the date benefits commence under this Plan, having attained age 65 and still in the employ of Giant, his beneficiary shall receive a monthly annuity equal to the survivor annuity portion of a joint and 100 percent survivor annuity which is the actuarial equivalent of a monthly life annuity equal to 60 percent of the Participant's Final Average Earnings. This monthly annuity shall be reduced by the amounts described in subsections (i), (ii), (iii) and (iv) of Section 3.5(a).

                  (d) The Executive Death Benefit under this Section 3.5 shall be paid in the same form, at the same time and to the same beneficiary as the death benefits under Article VI of the Retirement Plan are payable. Notwithstanding the preceding sentence, the Executive Death Benefit shall cease to be payable upon the death of the beneficiary.

            3.6 Reduction for Service. If a Participant shall have completed fewer than fifteen (15) years continuous service, his Executive Retirement Benefit, as determined in Article 3.1,
                  3.2 or 3.3, as applicable, shall be adjusted by multiplying the benefit before any offsets are applied by a fraction, the numerator of which is the number of the Participant's years of continuous service and denominator of which is fifteen (15).

            3.7 Form of Benefit. A Participant may elect to receive his Executive Retirement Benefit determined in accordance with
                  Article 3.1, 3.2 or


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                  3.3, as applicable, in any form which is the Actuarial
                  Equivalent of a life annuity and is approved by the Board; provided, however, that no benefit under this Plan shall be payable as a lump sum.

            3.8 Compensation Restoration Benefit. Effective May 1, 1989, a Participant or his beneficiary shall be entitled to a retirement, termination or death benefit (as the case may be) equal to the retirement, termination or death benefit payable to the Participant under Article V, VI or VII of the Restated Retirement Plan, as applicable, determined without reference to the compensation limit set forth in Section 401(a)(17) of the Code, reduced by (i) the retirement, termination or death benefit payable under the Giant Food Inc. Excess Benefit Plan and (ii) the retirement, termination or death benefit paid under the Restated Retirement Plan. Benefits payable under this Section shall be paid in the same form and at the same time as the retirement, termination or death benefits are payable under the Restated Retirement Plan.


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